                                                                   EXHIBIT 10.42


                           WAIVER AND AMENDMENT NO. 1

                                       TO

                          LOAN AND SECURITY AGREEMENT
                          ---------------------------

          This Waiver and Amendment No. 1 to Loan and Security Agreement (this "Amendment") is entered into as of October 21, 1999 among HAWKER PACIFIC
----------
AEROSPACE, a California corporation ("U.S. Borrower"), HAWKER PACIFIC AEROSPACE
                                      -------------
LIMITED, a company organized under the laws of England and Wales ("U.K.
                                                                   ----
Borrower" and, collectively with U.S. Borrower, "Borrowers"), the financial
                                                 ---------
institution(s) listed on the signature pages hereof and their respective successors and Eligible Assignees (each, individually, a "Lender" and,
                                                          ------
collectively, "Lenders"), HELLER FINANCIAL, INC., a Delaware corporation, as a
               -------
Lender and as Agent for Lenders ("Agent"), and NMB-HELLER LIMITED, an Affiliate of Agent domiciled in the United Kingdom, as Funding Agent and Collateral Agent ("NMB-Heller").
  ----------

                                   RECITALS;
                                   --------

          WHEREAS, Borrowers, Lenders, Agent and NMB-Heller are parties to a Loan and Security Agreement dated as of December 22, 1998 (as heretofore, now, or hereafter amended, supplemented, restated or otherwise modified, the "Loan Agreement"); and

          WHEREAS, the Events of Default described in Exhibit A hereto (collectively, the "Existing Defaults") have occurred and are continuing under the Loan Agreement (prior to giving effect to this Amendment);

          NOW, THEREFORE, in consideration of the terms and conditions set forth herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

          1.  Definitions.  Unless otherwise defined herein, capitalized terms
              -----------
used in this Amendment shall have the meanings ascribed to such terms in the Loan Agreement.

          2.  Limited Waiver of Lenders.  Lenders hereby waive the Existing
              -------------------------
Defaults.

          3.  Amendments to Loan Agreement and other Loan Documents.  The
              -----------------------------------------------------
parties agree to amend the Loan Agreement and other Loan Documents as set forth in this Section 3.
        ---------

                 (a) Section 2.1(A)(1) of the Loan Agreement is hereby amended by deleting such subsection in its entirety and replacing it with the following:

                      (A)(1)  Term Loan A.  Each Lender, severally, agrees to
                              -----------
                 lend to Borrowers, jointly and severally, on the Closing Date, its Pro Rata Share of Term Loan A which is in the aggregate amount of $4,280,000. Term Loan A shall be funded in one drawing. Amounts borrowed under this subsection 2.1(A)(1) and
                                                      --------------------
                 repaid may not be reborrowed. Borrowers shall make principal payments in the amount of the applicable Scheduled

                 Installment of Term Loan A (or such lesser principal amount as shall then be outstanding) on the dates set forth below.

                      "Scheduled Installment" of Term Loan A means, for each
                       ---------------------
                 date set forth below, the amount set forth opposite such date.

          Date                                                    Scheduled Installment
          ----                                                    ---------------------
                 March 31, 1999 and the last day of           $152,857
                 each March, June, September and
                 December thereafter through
                 September 30, 2003

                 December 31, 2003                            $1,375,714.30 or the then
                                                              remaining principal
                                                              balance of Term Loan A

                 (b)  Section 2.1(A)(2) of the Loan Agreement is hereby amended
                      -----------------
     by deleting such subsection in its entirety and replacing it with the following:

                      (A)(2)  Term Loan B.  Each Lender, severally, agrees to
                              -----------
                 lend to Borrowers, jointly and severally, on the Closing Date, its Pro Rata Share of Term Loan B which is in the aggregate amount of $2,500,000. Term Loan B shall be funded in one drawing. Amounts borrowed under this subsection 2.1(A)(2) and
                                                      --------------------
                 repaid may not be reborrowed. Borrowers shall pay the then remaining principal balance of Term Loan B on December 31, 2003.

                 (c)  Section 2.4(B)(2) of the Loan Agreement is hereby amended
                      -----------------
     by deleting such subsection in its entirety and replacing it with the following:

                      (2) Proceeds of Asset Dispositions.  Immediately upon
                          ------------------------------
                 receipt by any Borrower or any Subsidiary thereof of proceeds of any Asset Disposition (in one or a series of related transactions), which proceeds exceed $10,000 (it being understood that if the proceeds exceed $10,000, the entire amount and not just the portion above $10,000 shall be subject to this subsection 2.4(B)(2)), Borrowers shall prepay the
                         --------------------
                 Obligations in an amount equal to such proceeds. Such prepayments shall be applied, first, to reduce Scheduled
                                               -----
                 Installments of Term Loan A, in inverse order of maturity, second, after Term Loan A shall have been repaid in full, to
                 ------
                 reduce the outstanding principal balance of the Revolving Loan (and as a permanent reduction of the Revolving Loan Commitment) and, third, after Term Loan A and the outstanding principal
                      -----
                 balance of the Revolving Loan shall have been repaid in full, to reduce the outstanding principal balance of Term Loan B. If Borrowers reasonably expect the proceeds of any Asset Disposition to be reinvested within 60 days to repair or replace such assets with like assets, Borrowers shall deliver the proceeds to Agent (in the same Available Currency as received by the applicable Loan Party) to be applied to the Revolving Loan and Agent shall establish a reserve against available funds for borrowing purposes under the Revolving Loan for such amount, until such time as such proceeds have been reborrowed or applied to other Obligations as set forth herein. Borrowers may, so long as no Default or Event of Default shall have occurred and be continuing, reborrow such proceeds only for such repair or replacement. If Borrowers fail to reinvest such proceeds within 60 days, Borrowers hereby authorize Lenders to make a Revolving Advance to repay the Obligations in the manner set forth in this subsection 2.4(B)(2).
                 --------------------

                 (d)  Section 4.17 of the Loan Agreement is hereby amended by
                      ------------
     deleting the third sentence contained in such section in its entirety.

                 (e)  Section 7.3(A)(ii) of the Loan Agreement is hereby amended
                      ------------------
     by deleting clause (1) thereof and replacing it with the following:
                 ----------

                       (1) Agent shall have delivered written approval of such
                 Asset Disposition to Borrower Representative prior to such Asset Disposition;

                 (f)  Section 8.1(C) of the Loan Agreement is hereby amended by
                      --------------
     deleting such subsection in its entirety and replacing it with the following:

                      (C) Breach of Certain Provisions.  Failure of any Loan
                          ----------------------------
                 Party to perform or comply with any term or condition contained in paragraphs (A), (B) or (N) of the Reporting Rider or
                    --------------   -      -         ---------------
                 subsections 5.3, 5.5 or 5.6 or contained in Section 4, Section
                 ----------- ---  ---    ---                 ---------  -------
                 6, Section 7 or the Financial Covenants Rider; or
                 -  ---------        -------------------------

                 (g)  Section 10.3 of the Loan Agreement is hereby amended by
                      ------------
     amending and restating the address and telecopy reference to U.K. Borrower as follows:

                      HAWKER PACIFIC AEROSPACE LIMITED
                      Unit 3, Dawley Park
                      Kestrel Way
                      Hayes, Middlesex UB3 1HP
                      United Kingdom
                      Attn: Dennis Biety
                      Telecopy No.: 011-22-208-589-1901

                 (h)  Section 11.1 of the Loan Agreement is hereby amended by
                      ------------
     deleting the parenthetical in clause (1) of the "EBITDA" definition and
                                   ----------
     replacing it with the following:

                      (without deduction for professional fees in connection
                 with the sale of substantially all of the assets of the Borrowers and their respective Subsidiaries, without deduction for any fees or expenses incurred by any financial consultant retained by Agent and without deduction for the

                 $50,000 amendment fee charged by Agent in connection with Waiver and Amendment No. 1 to this Agreement)

                 (i)  The definition of "Fixed Charges" in Section 11.1 of the
                                         ------------      ------------
     Loan Agreement is hereby amended by amending and restating clause (b) set forth therein as follows:

                      (b) at all times from and after September 30, 1999,
                 scheduled payments of principal with respect to all Indebtedness of Borrowers and their Subsidiaries (excluding mandatory prepayments required under subsection 2.4 actually
                                                      --------------
                 paid in cash and/or due to be paid in cash within such period but including, without limitation, scheduled payments of principal on Term Loan A made on March 31, 1999, June 30, 1999 and September 30, 1999, each in the amount of $153,000); plus
                                                                          ----

                 (j)  The Reporting Rider to the Loan Agreement is hereby
                      -------------------
     amended by deleting paragraph (F) thereof and replacing it with the
                         -------------
     following:

                      (F) Borrowing Base Certificates, Registers and Journals.
                          ---------------------------------------------------
                 On or prior to Wednesday of each week and within 20 days after the last day of each month (or more frequently if requested by Agent at any time during which a Default or an Event of Default shall have occurred and be continuing), Borrower Representative shall deliver to Agent and to Funding Agent: (1) a Borrowing Base Certificate as of the last Business Day of the preceding week or month (or as of such other date as Agent may specify) updated to reflect (a) all sales and collections of Borrowers during such week or month (or such other period specified by Agent) and an assignment schedule of all Accounts created by Borrowers during such week or month (or such other period specified by Agent), (b) all Revolving Advances made by Agent, Funding Agent and Lenders during such week or month (or such other period specified by Agent), (c) the most recently delivered Periodic Inventory Appraisal, and (d) the aggregate Dollar Equivalent amount of Borrowers' Inventory then subject to any title retention arrangement or similar arrangement in favor of the seller or vender of such Inventory (and, in connection therewith, Borrower Representative shall also deliver a separate certificate duly executed by its chief financial officer certifying that no Inventory subject to any such arrangement is included in the Borrowing Base); (2) a schedule setting forth projected shipments to customers of Exchange Inventory and Work in Process for the 12 month period commencing as of the first day of the then current month, which schedule shall identify the applicable Exchange Inventory and Work in Process to be shipped, the estimated shipping dates and customers and jurisdictions to which such Exchange Inventory and Work in Process are projected to be shipped; and (3) each or any of the following; if requested by Agent; (a) an invoice register or sales journal describing all sales of Borrowers during such week or month (or such other period specified by Agent), in form and substance satisfactory to

                 Agent, and, if Agent so requests, copies of invoices evidencing such sales and proofs of delivery relating thereto; (b) a cash receipts journal; (c) a credit memo journal; and (d) an adjustment journal, setting forth all adjustments to each Borrower's accounts receivable. The certificate and information described in this paragraph (F) shall be delivered by Borrower
                                   -------------
                 Representative in a manner that is compatible with Agent's "Stars" computer software program.

                 (k)  The Reporting Rider to the Loan Agreement is hereby
                          ---------------
     further amended by deleting paragraph (I)(2) thereof and replacing it with
                                 ----------------
     the following:

                      (2) Inventory Appraisals.  Within 5 Business Days after
                          --------------------
                 the end of each month following the Closing Date, commencing with the month ending September 30, 1999, Borrowers, at their expense, shall deliver to the Appraiser (as hereinafter defined), all information necessary for the Appraiser to prepare a Periodic Inventory Appraisal for such month. Within 15 days after the end of each month following the Closing Date, commencing with the month ending September 30, 1999, Borrowers, at their expense, shall deliver to Agent desktop appraisals (meaning appraisals prepared without an on-site inspection by the Appraiser; based on information provided to the Appraiser by Borrowers) (each, a "Periodic Inventory Appraisal") of the
                                         -----------------------------
                 Exchange Inventory and Work in Process, Repair Parts and Unserviceable Parts of Borrowers. Such Periodic Inventory Appraisals shall be prepared by Sage Popovich, Inc. (so long as such appraiser is available and remains satisfactory to Agent or, if such is not the case, by another independent appraiser reasonably acceptable to Agent; Sage Popovich or such other appraiser shall be referred to herein as the "Appraiser"),
                                                               ---------
                 shall be in form and scope acceptable to Agent, and shall set forth the respective Orderly Liquidation Values and Fair Market Values of Borrowers' Exchange Inventory and Work in Process, Repair Parts and Unserviceable Parts as of the last day of the most recently ended month. In addition, Borrowers shall work with the Appraiser and the Agent to ensure that on November 30, 1999 and within 45 days after March 31 and September 30 of each year following the Closing Date, Borrowers deliver to Agent full, on-site appraisals (each, a "Semi-Annual Appraisal") of
                                                    --------------------
                 the Exchange Inventory and Work in Process, Repair Parts and Unserviceable Parts of Borrowers. Such Semi-Annual Appraisals shall be prepared by the Appraiser, shall be in form and scope acceptable to Agent, and shall set forth the respective Orderly Liquidation Values and Fair Market Values of Borrowers' Exchange Inventory and Work in Process, Repair Parts and Unserviceable Parts as of September 30, 1999 and March 31 and September 30, as applicable, of the relevant year.

                 (l)  The Reporting Rider to the Loan Agreement is hereby
                          ---------------
     further amended by adding the following to the end thereof:

                      (N)  Weekly Cash Flow Reports.  On or prior to Wednesday
                           ------------------------
                 of each week, Borrower Representative will deliver to Agent, in form and substance satisfactory to Agent, (i) a budget forecasting cash receipts and cash disbursements for Borrowers and their Subsidiaries on a consolidated basis for the four immediately following weeks on a weekly basis and for the two immediately following fiscal months on a monthly basis and (ii) a report showing actual cash receipts and cash disbursements for Borrowers and their Subsidiaries on a consolidated basis for the prior week (i.e., Sunday through Saturday) and comparing such amounts to the amounts forecasted in the most recently delivered budget for such week.

                 (m)  The Financial Covenants Rider to the Loan Agreement is
                          -------------------------
     hereby amended by deleting such Rider in its entirety and replacing it with the Financial Covenants Rider attached hereto as Exhibit B.
         ------------------------

                 (n)  Interest.  The provisions set forth in numbered paragraph
                      --------
     5 to that certain Second Forbearance Letter dated as of April 13, 1999 among Agent and the Borrowers is hereby incorporated herein by reference; provided, that the language "Base Rate Margin shall equal one and one-half
     --------
     of one percent (1.50%)," contained therein is hereby amended as incorporated herein to read "Base Rate Margin shall equal two and one-half of one percent (2.50%),".

          4.  Covenants.  Each Borrower covenants and agrees that (i) such
              ---------
Borrower shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 4, and (ii) failure of any Loan Party to perform or comply with any term or condition in this Section 4 shall constitute an immediate Event of Default under the Loan Agreement.

                 (a)  Amendment Fee.  Upon the effectiveness of this Amendment,
                      -------------
     Agent shall have fully earned an amendment fee in the amount of $50,000 (the "Amendment Fee"). Borrowers jointly and severally agree to pay to
           -------------
     Agent the Amendment Fee on the earlier of (a) March 31, 2000 or (b) the closing of a Company Sale. The Amendment Fee is nonrefundable.

                 (b)  Business Consultant.  Borrowers shall (i) work reasonably
                      -------------------
     and cooperatively with Agent's representatives, including, without limitation, any business or financial consultant retained by Agent, and
     (ii) provide Agent's representatives, including, without limitation, any business or financial consultant retained by Agent, with complete and direct access to Borrower's investment banker, business consultant, financial advisors, accountants and employees and all information regarding Borrowers and their Subsidiaries.

                 (c)  Junior Investment.  On or prior to November 15, 1999,
                      -----------------
     Borrowers shall obtain at least $4,000,000 or such greater amount not to exceed $6,000,000 as deemed necessary by Agent (the "Junior Investment")
                                                          -----------------
     from either (i) secured or unsecured loans subordinated to the Obligations in a manner and form satisfactory to Agent as to right and time of payment, lien priority and as to any other rights and remedies thereunder or (ii) additional equity investments in Borrowers.

                 (d)  [This paragraph has been intentionally omitted.]

                 (e)  Intercompany Loans.  U.S. Borrower shall provide Agent
                      ------------------
     with three (3) days advance written notice prior to making any intercompany loan to U.K. Borrower.

                 (f)  Blocked Accounts.  Within five (5) Business Days after the
                      ----------------
     date of this Amendment, U.S. Borrower shall have completed the necessary action to establish the U.S. Blocked Accounts with such U.S. Collecting Bank or Banks as acceptable to Agent and U.S. Borrower shall deliver or cause to be delivered to Agent Blocked Account Agreements, containing the provisions required pursuant to subsection 4.26(A) of the Loan Agreement and otherwise in form and substance satisfactory to Agent, duly executed by U.S. Borrower and the applicable Banks with respect to such U.S. Blocked Accounts.

                 (g)  Refunded Payments.  Within two (2) Business Days after the
                      -----------------
     date of this Amendment, Borrowers shall have caused Unique to deliver an agreement ("Refund Agreement") in favor of Agent (on terms and conditions satisfactory to Agent) pursuant to which Unique will undertake to pay to Agent all amounts received by Unique since December 31, 1998 under the Unique Management Agreement and the Subordinated Debt (collectively, the "Refund Amount"). The Refund Agreement shall contain, among other things, provisions to the effect that (i) if by November 15, 1999, Borrowers have not obtained a Junior Investment in accordance with this Amendment, Unique shall immediately pay to Agent the Refund Amount which shall be applied to the outstanding Revolving Loans unless otherwise consented to in writing by Agent and (ii) if Borrowers have obtained such Junior Investment by November 15, 1999 and the Company Sale has not closed by March 31, 2000, Unique shall pay to Agent the Refund Amount on March 31, 2000, which Refund Amount shall be promptly returned to the Borrowers by Agent.

                 (h)  EBITDA Treatment.  The Borrowers agree that neither they
                      ----------------
     nor their Subsidiaries have incurred nor will any of them incur any, non-cash charges (including any occurring on an extraordinary or non-recurring basis) or extraordinary or non-recurring "cash" losses resulting from any action or omission on the part of any Borrower or its Subsidiaries from the period beginning January 1, 1999 through and including September 30, 1999.

          5.  Conditions to Effectiveness.  This Amendment shall become
              ---------------------------
effective upon the prior or concurrent satisfaction of the following conditions, all in a manner satisfactory to Agent:

                 (a) Agent shall have received a fully executed copy of this Amendment, including all Exhibits hereto.

                 (b) Agent shall have received a fully executed Amended and Restated Term Loan B Note in the form of Exhibit C hereto.

                 (c) Agent shall have received a Reaffirmation of Guaranty in the form of Exhibit D hereto.

                 (d) Agent shall have received certified copies of resolutions of U.S. Borrower and U.K. Borrower approving the execution, delivery and performance of this Amendment and the transactions contemplated hereby.

                 (e) Agent shall have received a memorandum in form and substance satisfactory to Agent itemizing the Borrowers' actual and proposed Capital Expenditures during Fiscal Year 1999 and the period from January 1, 2000 through June 30, 2000, and showing the impact of such Capital Expenditures on the Borrowing Base and cash flow.

                 (f) Agent shall have received a memorandum in form and substance satisfactory to Agent itemizing any currently contemplated Asset Dispositions and showing their impact on the Borrowing Base.

                 (g) Agent shall have received a listing of Borrowers' major assets (i.e., assets with a cost price in excess of $500,000) and the status of each such asset (i.e., in service, expected completion date, not in service, expected use date, etc.)

                 (h) Agent shall have received Projections on a monthly basis for each month ending during the period from October 31, 1999 through June 30, 2000 and on a quarterly basis for each quarter ending during the period from September 30, 2000 through September 30, 2003, revised to reflect Borrowers' forecasted consolidated and consolidating financial results if no Junior Investment is obtained and no Asset Dispositions occur.

                 (i) Agent shall have received a schedule showing (i) all locations at which Inventory owned by either Borrower is located on the date hereof; (ii) all Inventory owned by either Borrower that is in-transit on the date hereof, where it is in-transit from and where it is in-transit to; and (iii) the aggregate amount of ineligible Inventory in each country in which ineligible Inventory is located and the aggregate amount of ineligible Inventory expected to be transferred to each such country from the date hereof through and including June 30, 2000.

                 (j) Agent shall have received executed copies of all documents, agreements and instruments executed in connection with the Subordinated Debt and U.S. Borrower shall either provide Agent with a copy of the Subordination Agreement or execute a Subordination Agreement acceptable to Agent.

                 (k) Agent shall have received a certificate signed by the Chief Financial Officer of the Borrowers setting forth a detailed calculation of all the financial covenants required under the Loan Agreement, as amended hereby, which calculations shall be based upon the Projections delivered in accordance with Section 5(h) hereof and such calculations shall be made for each period required by such financial covenants, as applicable, through September 30, 2003.

                 (l) Agent shall have received a satisfactory waiver from the U.S. Borrower with respect to the services of the Scotland Group, Inc.

          6.  Representations and Warranties of Borrowers.  Each Borrower
              -------------------------------------------
represents and warrants to Agent and Lenders that:

          6.1  Authority.  Each Borrower has full power, authority and legal
               ---------
right to enter into this Amendment and the other agreements entered into in connection herewith to which such Borrower is a party. The execution and delivery by each Borrower of this Amendment and the other agreements entered into in connection herewith to which such Borrower is a party: (i) have been duly authorized by all necessary action on the party of such Borrower; (ii) are not in contravention of the terms of such Borrower's organizational documents or of any indenture, agreement or undertaking to which such Borrower is a party or by which such Borrower or any of its property is bound; (iii) do not and will not require any governmental consent, registration or approval; (iv) do not and will not contravene any contractual or governmental restriction of which such Borrower or any of its property may be subject; and (v) do not and will not, except as contemplated herein, result in the imposition of any lien, charge, security interest or encumbrance upon any property of such Borrower under any existing indenture, mortgage, deed of trust, loan or credit agreement or other material agreement or instrument to which such Borrower is a party or by which such person or any of its property may be bound or affected.

          6.2  Binding Effect.  This Amendment and all of the other agreements
               --------------
entered into by each Borrower in connection herewith have been duly executed and delivered by such Borrower, are the legal, valid and binding obligations of such Borrower and are enforceable against such in accordance with their respective terms.

          6.3  No Default.  No Default or Event of Default has occurred and is
               ----------
continuing or would result from the execution and delivery of this Agreement or the other agreements executed and delivered by either Borrower hereunder or the consummation of the transactions contemplated hereby.

          7.  Reference to and Effect Upon the Loan Documents.
              -----------------------------------------------

          7.1 Except as specifically amended above, the Loan Agreement, as amended, and each of the Loan Documents shall remain in full force and effect and is hereby ratified and confirmed.

          7.2 The execution, delivery and effectiveness of this Amendment shall be limited precisely as written and shall not be deemed to (i) be a consent to any waiver or modification of any other term or condition of the Loan Agreement or any other Loan Document or (ii) prejudice any right, power or remedy which Lender may now have or may have in the future under or in connection with the Loan Agreement (after giving effect to this Amendment) or any other Loan Document. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of similar import shall mean and be a reference to the Loan Agreement as amended hereby.

          8.  Counterparts; Facsimile Signatures.  This Amendment may be
              ----------------------------------
executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument. Transmission by facsimile of an executed counterpart of this Amendment shall be deemed to constitute due and sufficient delivery of such counterpart and an original for all purposes.

          9.  Costs, Expenses and Taxes.  Borrowers jointly and severally agree
              -------------------------
to pay on demand all reasonable fees, costs and expenses incurred by Agent, Lenders and NMB-Heller in connection with the preparation, execution and delivery of this Amendment (including, without limitation, attorney's fees and expenses).

          10.  GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED
               -------------
IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS (AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS.

          11.  Headings.  Section headings in this Amendment are included herein
               --------
for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

          IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

                              HAWKER PACIFIC AEROSPACE, as Borrower and as
                              Borrower Representative

                              By:  /s/  Philip M. Panzera
                                   ------------------------------------
                              Name:     Philip M. Panzera
                                     ----------------------------------
                              Title:    Executive Vice President
                                      ---------------------------------


                              HAWKER PACIFIC AEROSPACE LIMITED, as a Borrower

                              By:  /s/  Philip M. Panzera
                                   ------------------------------------
                              Name:     Philip M. Panzera
                                     ----------------------------------
                              Title:    Director
                                      ---------------------------------


                              HELLER FINANCIAL, INC., as Agent and as a Lender


                              By:      /s/   Renee Rempe
                                   ------------------------------------
                              Name:   Renee Rempe
                                     ----------------------------------
                              Title:  Vice President
                                      ---------------------------------


                              NMB-HELLER LIMITED, in its capacity as Funding Agent and Collateral Agent


                              By:     /s/   J.P. Onslow
                                   ------------------------------------
                              Name:   J. P. Onslow
                                     ----------------------------------
                              Title:  Director
                                      ---------------------------------

                                   Exhibit A

                               Existing Defaults
                               -----------------

Section 4.26.  Failure to comply with Section 4.26 of the Loan Agreement and
------------
paragraph (d) of the Post-Closing Matters and Waiver Agreement dated as of December 22, 1998 between Borrower Representative and Agent prior to the date of the attached Amendment.

Section 8.1(C).  Failure to comply with paragraph A of the Financial Covenants
--------------
Rider at the end of each month from December 1998 through August 1999.

Section 8.1(C).  Failure to comply with paragraph B of the Financial Covenants
--------------
Rider for the Fiscal Year ended December 31, 1998 and the six-months ended June 30, 1999.

Section 8.1(C).  Failure to comply with paragraph C of the Financial Covenants
--------------
Rider for Fiscal Year 1999.

Section 8.1(C).  Failure to comply with paragraph D of the Financial Covenants
--------------
Rider for the 12- month period ending on each month from December 31, 1998 through August 31, 1999.

Section 8.1(C).  Failure to obtain Agent's consent under Sections 4.19 and 7.13
--------------
of the Loan Agreement with respect to new bank accounts.

Section 8.1(C).  Failure to obtain key man life insurance required under Section
--------------
4.17 of the Loan Agreement.

Section 8.1(E).  Failure to deliver a fully executed Subordination Agreement
--------------
required by Section 3 of the Loan Agreement, the Conditions Rider and Schedules 3.1(A) to the Loan Agreement.

Section 8.1(C).  Failure to comply with Section 7.5 of the Loan Agreement
--------------
regarding Restricted Junior Payments under the Unique Management Agreement and in respect of Subordinated Debt.

                                   Exhibit B

                           Financial Covenants Rider
                           -------------------------

                           FINANCIAL COVENANTS RIDER

     This Financial Covenants Rider is attached and made a part of that certain Loan and Security Agreement, dated as of December 22, 1998 and entered into among Hawker Pacific Aerospace and Hawker Pacific Aerospace Limited, as Borrowers, Agent, Funding Agent, Collateral Agent and Lenders. Borrowers shall, in good faith, propose an amendment to paragraphs A, B and D of the Financial Covenants Rider that is satisfactory to Agent in Agent's sole discretion on or prior to July 1, 2000, setting forth monthly financial covenants for the month ended October 31, 2000 and for each month ended thereafter. If paragraphs A, B and D to the Financial Covenants Rider have not been amended in a manner satisfactory to Agent in its sole discretion on or prior to September 30, 2000, an Event of Default shall be deemed to have occurred under the Loan Agreement.

          A.  Tangible Net Worth.  Borrowers shall at all times maintain
              ------------------
Tangible Net Worth of at least the amounts set forth below for the corresponding monthly periods set forth below, measured at the end of each month. For the monthly periods ended October 31, 2000 and thereafter, Borrowers shall at all times maintain Tangible Net Worth of at least the amounts for each such period as shall be acceptable to Agent in its sole discretion.

                          Period                          Amount
                          ------                          ------
                        September, 1999                  $8,033,000
                        October, 1999                    $7,016,000
                        November, 1999                   $6,946,000
                        December, 1999                   $7,992,000
                        January, 2000                    $8,238,000
                        February, 2000                   $7,979,000
                        March, 2000                      $8,219,000
                        April, 2000                      $8,228,000
                        May, 2000                        $8,407,000
                        June, 2000                       $8,553,000
                        July, 2000                       $8,500,000
                        August, 2000                     $8,500,000
                        September, 2000                  $8,500,000

          B.  Minimum EBITDA.  Borrowers shall maintain EBITDA as of the last
              --------------
day of each month during the periods set forth below for the (i) rolling three month period then ended for September 30, 1999 through December 31, 1999 and
(ii) rolling twelve month period then ended for January 31, 2000 through September 30, 2000, in each case, of not less than the amount set forth below for such corresponding period. For the months ended October 31, 2000 and thereafter, Borrowers shall maintain EBITDA as of the last day of each such month for the rolling twelve month period then ended of not less than the amounts for each such period as shall be acceptable to Agent in its sole discretion.

                            Period                         Amount
                            ------                         ------
                        September, 1999                  $ 2,878,000
                        October, 1999                    $ 2,098,000
                        November, 1999                   $ 1,836,000
                        December, 1999                   $ 1,879,000
                        January, 2000                    $ 5,611,000
                        February, 2000                   $ 5,648,000
                        March, 2000                      $ 5,370,000
                        April, 2000                      $ 6,090,000
                        May, 2000                        $ 6,937,000
                        June, 2000                       $10,048,000
                        July, 2000                       $ 8,782,000
                        August, 2000                     $ 7,794,000
                        September, 2000                  $ 6,990,000

          C. Capital Expenditure Limits.  The aggregate amount of all Capital
             --------------------------
Expenditures, Capital Leases with respect to fixed assets of Borrowers and their Subsidiaries (which shall be considered to be expended in full on the date such Capital Lease is entered into) and other contracts with respect to fixed assets initially capitalized on any Borrower's or any Subsidiary's balance sheet prepared in accordance with GAAP (which shall be considered to be expended in full on the date such contract is entered into) (excluding, in each case, expenditures for trade-ins and replacement or substitution of assets to the extent funded with (i) casualty insurance proceeds or (ii) the proceeds of Asset Dispositions approved by Agent under Section 7.3(A)(ii)(1) of the Loan Agreement) will not exceed the amount set forth below for each period set forth below; provided, however, that if Borrowers obtain a Junior Investment (as defined in Waiver and Amendment No. 1 to Loan Agreement dated October 21, 1999 among Borrowers, Lenders, Agent and HMB-Heller) in excess of $4,000,000 on or prior to November 15, 1999, the limit on Capital Expenditures for the period from September 30, 1999 through December 31, 1999 shall be $3,700,000 instead of $3,400,000.

Period                                                                Amount
------                                                                ------
   September 30, 1999 through                                       $3,400,000
     December 31, 1999

   first fiscal quarter in Fiscal Year 2000                         $  650,000

   each fiscal quarter thereafter                                   $  700,000
     in Fiscal Year 2000

   Fiscal Year 2001 and                                             $3,000,000
     each Fiscal Year thereafter

     The Capital Expenditure Amounts set forth above for the periods of September 30, 1999 through December 31, 1999 and for the first fiscal quarter in Fiscal Year 2000 shall each be increased by thirty percent (30%) of the amount by which the actual Junior Investment exceeds $6,000,000.

          D.  Fixed Charge Coverage.  Borrowers shall not permit their Fixed
              ---------------------
Charge Coverage as of the last day of each month during the periods set forth below (i) for the rolling three month period then ended for September 30, 1999 through and including December 31, 1999 and (ii) for the rolling twelve month period then ended for January 31, 2000 through and including September 30, 2000, in each case to be less than the corresponding ratios set forth below for such period. For the months ended October 31, 2000 and thereafter, Borrowers shall not permit their Fixed Charge Coverage for the rolling twelve month period then ended to be less than the ratios for each such period as shall be acceptable to Agent in its sole discretion.

                           Period                         Ratio
                           ------                         -----
                        September, 1999                  <3.09>:1
                        October, 1999                      0.39:1
                        November, 1999                     0.56:1
                        December, 1999                   <0.47>:1
                        January, 2000                    <0.82>:1
                        February, 2000                   <0.80>:1
                        March, 2000                      <0.86>:1
                        April, 2000                      <0.72>:1
                        May, 2000                        <0.56>:1
                        June, 2000                         0.02:1
                        July, 2000                         0.58:1
                        August, 2000                       0.58.1
                        September, 2000                    0.63:1

                                   Exhibit C

                     Amended and Restated Term Loan B Note
                     -------------------------------------

                     AMENDED AND RESTATED TERM LOAN B NOTE
                     -------------------------------------

$2,500,000                                                     Chicago, Illinois
                                                                October __, 1999

          FOR VALUE RECEIVED, the undersigned, Hawker Pacific Aerospace, a California corporation ("U.S. Borrower") and Hawker Pacific Aerospace Limited, a
                         -------------
company organized under the laws of England and Wales (registered number 3459428) (the "U.K. Borrower") (collectively with the U.S. Borrower, the
               -------------
"Borrowers"), hereby jointly and severally unconditionally promise to pay to the
----------
order of HELLER FINANCIAL, INC., a Delaware corporation ("Lender"), at the
                                                          ------
office of Agent (as defined below) at 500 West Monroe Street, Chicago, Illinois 60661, or at such other place as the holder of this Amended and Restated Term Loan B Note may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000).

          This Amended and Restated Term Loan B Note is due and payable on December 31, 2003.

          This Amended and Restated Term Loan B Note is one of the Notes referred to in, was executed and delivered pursuant to, and evidences indebtedness of Borrowers incurred under, that certain Loan and Security Agreement dated as of December 22, 1998 by and among Borrowers, each of the Lenders party thereto from time to time, Heller Financial, Inc., in its capacity as Agent for the Lenders, and NMB-Heller Limited, as Funding Agent and Collateral Agent (as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, the "Loan Agreement"), to
                                                         --------------
which reference is hereby made for a statement of the terms and conditions under which the loan evidenced hereby was made and is to be repaid and for a statement of Agent's and Lender's remedies upon the occurrence of an Event of Default. Capitalized terms used herein but not otherwise specifically defined shall have the meanings ascribed to such term in the Loan Agreement.

          This Amended and Restated Term Loan B Note is issued in substitution of the Term Loan B Note issued by Borrowers to Lender on December 22, 1998 (the "Prior Note") and evidences an adjustment in the principal balance outstanding under the Prior Note to reflect amounts paid in accordance with the terms of the Loan Agreement prior to the date hereof. The principal balance outstanding under the Prior Note shall continue in all respects to be outstanding hereunder, and this Amended and Restated Term Loan B Note shall not be deemed to evidence a novation or payment and refunding of that outstanding principal balance.

          Borrowers further promise to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full at the rate from time to time applicable to Term Loan B as determined in accordance with the Loan Agreement; provided, however, that upon the occurrence and during the
                --------  -------
continuance of an Event of Default, Borrowers shall pay interest on the outstanding principal balance of this Amended and Restated Term Loan B Note at the rate of interest applicable following the occurrence of an Event of Default as determined in accordance with the Loan Agreement.

          Interest on this Amended and Restated Term Loan B Note shall be payable at the times and from the dates specified in the Loan Agreement, on the date of any prepayment hereof, at maturity, whether due by acceleration or otherwise, and as otherwise provided in the Loan Agreement. From and after the date when the principal balance hereof becomes due and payable, whether by acceleration or otherwise, interest hereon shall be payable on demand. In no contingency or event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lender has received interest hereunder in excess of the highest rate applicable hereto, such excess shall be applied in accordance with the terms of the Loan Agreement.

          The indebtedness evidenced by this Amended and Restated Term Loan B
Note is secured pursuant to the terms of the Loan Documents.

          Borrowers hereby waive demand, presentment and protest and notice of demand, presentment, protest and nonpayment.

          Borrowers further agree, subject only to any limitation imposed by applicable law, to pay all expenses, including attorneys' fees and legal expenses, incurred by Lender in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

          THIS AMENDED AND RESTATED TERM LOAN B NOTE HAS BEEN DELIVERED AT CHICAGO, ILLINOIS, AND SHALL BE GOVERNED BY, AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF ILLINOIS. Whenever possible each provision of this Amended and Restated Term Loan B Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amended and Restated Term Loan B Note shall be prohibited by or invalid under applicable law, but if any provision of this Amended and Restated Term Loan B Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amended and Restated Term Loan B Note. Whenever in this Term Loan B reference is made to Agent, Lender or Borrowers, such reference shall be deemed to include, as applicable, a reference to their respective permitted successors and assigns, and in the case of Lender any financial institution to which it has sold or assigned all or any part of its interest in Term Loan B or in its commitment to make Term Loan B as permitted by the Loan Agreement. The provisions of this Amended and Restated Term Loan B Note shall be binding upon and shall inure to the benefit of such permitted successors and assigns. Borrowers' successors and assigns shall include, without limitation, a receiver, a trustee or debtor in possession of or for Borrowers.


                                    HAWKER PACIFIC AEROSPACE, a California
                                    corporation

                                    By:  /s/  Philip M. Panzera
                                         ----------------------------------
                                    Name:     Philip M. Panzera
                                           --------------------------------
                                    Title:    Executive Vice President
                                            -------------------------------


                                    HAWKER PACIFIC AEROSPACE LIMITED, a company organized under the laws of England and Wales (registered number 3459428)


                                    By:  /s/  Philip M. Panzera
                                         ----------------------------------
                                    Name:     Philip M. Panzera
                                           --------------------------------
                                    Title:    Director
                                            -------------------------------

                                   Exhibit D

                           Reaffirmation of Guaranty
                           -------------------------

                           REAFFIRMATION OF GUARANTY
                           -------------------------

                                October __, 1999


Heller Financial, Inc.
500 W. Monroe Street
Chicago, Illinois 60661
Attn:  Renee Rempe


          Please refer to (1) the Loan and Security Agreement dated as of December 22, 1998 (as amended, supplemented, restated or otherwise modified from time to time, the "Loan Agreement"), among HAWKER PACIFIC AEROSPACE, a
                   --------------
California corporation ("U.S. Borrower"), HAWKER PACIFIC AEROSPACE LIMITED, a
                         -------------
company organized under the laws of England and Wales ("U.K. Borrower" and,
                                                        -------------
collectively with U.S. Borrower, "Borrowers"), the financial institution(s)
                                  ---------
listed on the signature pages of the Loan Agreement and their respective successors and assigns (each, individually, a "Lender" and, collectively,
                                               ------
"Lenders"), HELLER FINANCIAL, INC., a Delaware corporation, as a Lender and as
--------
Agent for Lenders ("Agent"), and NMB-HELLER LIMITED, an affiliate of Agent domiciled in the United Kingdom, as Funding Agent and Collateral Agent ("NMB-
                                                                         ---
Heller"); and (2) the Agreement Regarding Guaranty and Letter of Credit dated
------
June 9, 1999 (as amended, the "Guaranty"), made by Melanie Bastian in favor of
                               --------
Agent on behalf of the Lenders under the Loan Agreement as security for Term Loan B. Capitalized terms used herein and not otherwise defined have the meanings assigned to such terms in the Loan Agreement.

          Pursuant to Waiver and Amendment No. 1 to Loan Agreement, dated as of even date herewith (the "Amendment"), among Agent, the Lenders, NMB-Heller and
                         ---------
Borrowers, certain provisions in the Loan Agreement were amended. Melanie Bastian has reviewed the Amendment and hereby (i) acknowledges and reaffirms all of her obligations and undertakings under the Guaranty, and (ii) acknowledges and agrees that subsequent to, and taking into account such Amendment, the Guaranty is and shall remain in full force and effect.

                                 MELANIE BASTIAN



                                 By:    /s/  Melanie Bastian
                                    ---------------------------------------
                                    Individually